UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 31, 2014

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13582	51-0363307
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5555 Concord Parkway South, Concord, North Carolina	28027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:       (704) 455-3239

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD.

Item 8.01. Other Events.

On January 31, 2014, Speedway Motorsports, Inc. (the “Company”), through its wholly-owned subsidiary, SMISC Holdings, Inc., abandoned 100% of its one-half interest in SMISC, LLC (the “Joint Venture”), its equally owned joint venture with International Speedway Corporation, which operated Motorsports Authentics. The Company anticipates that it will realize a material tax benefit related to the abandonment, and the Company is currently evaluating the timing for the impact of this tax benefit on its financial statements prepared in accordance with Generally Accepted Accounting Principles. Following the Company’s abandonment of its interest in the Joint Venture, it no longer has any rights, title or interest in the Joint Venture. The Company concluded it was in its best interests to abandon its interest in the Joint Venture, and to focus management resources in areas that may be profitable and more productive. As previously reported, the Company’s investment in the Joint Venture has been fully impaired for several years and had no carrying value at the time of abandonment.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

Date: February 3, 2014	By:	/s/ William R. Brooks
William R. Brooks
Vice Chairman and Chief Financial Officer